UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 20, 2011
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Unionville Road, Suite 400
Cranberry Township, Pennsylvania	16066
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 720-1400
493 Nixon Road, Cheswick, Pennsylvania, 15024
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX OF EXHIBITS
EX-2.1
EX-10.1
EX-10.2
EX-99.1

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
          Merger Agreement
          On February 21, 2011, Tollgrade Communications, Inc., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Talon Holdings, Inc., a Delaware corporation (“Parent”), and Talon Merger Sub, Inc., a Pennsylvania corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is owned by investment funds managed by Golden Gate Capital, a San Francisco based private equity firm (the “Sponsor”). The Merger Agreement was unanimously approved by the Company’s Board of Directors.
          At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares (i) owned by Parent or Merger Sub immediately prior to the effective time of the Merger, (ii) held in the treasury of the Company, or (iii) held by a wholly-owned subsidiary of the Company) will be automatically cancelled and converted into the right to receive $10.10 in cash (the “Merger Consideration”), without interest. Any shares of Company common stock held by Parent or Merger Sub or held in the treasury of the Company immediately prior to the effective time of the Merger will be cancelled and will cease to exist without conversion and without any payment or distribution being made with respect to such shares. Any shares of Company common stock owned by a wholly-owned subsidiary of the Company immediately prior to the effective time of the Merger will be converted into a number of shares of the common stock of the surviving corporation (without any payment, distribution or consideration in respect thereof) such that such subsidiary would own the same percentage of capital stock of the surviving corporation immediately following the effective time of the Merger as it owned in the Company common stock immediately prior to the effective time of the Merger.
          Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the votes cast by the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law restraining, enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement.
          Parent has obtained an equity financing commitment for the transaction contemplated by the Merger Agreement, the proceeds of which, together with approximately $62,000,000 of the Company’s available cash and cash equivalents, will be used to pay the aggregate Merger Consideration. Pursuant to its equity commitment, an investment fund (the “Guarantor”) managed by the Sponsor has committed to capitalize Parent at or prior to the Closing, with an aggregate equity contribution in an amount equal to $74,400,000, on the terms and subject to the conditions set forth in an equity commitment letter dated February 21, 2011.
          Beginning on the date of the Merger Agreement, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s shareholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the Board of Directors has determined is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement).
          The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee in the amount of $3 million plus Expenses (as defined in the Merger Agreement) not to exceed $1 million. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $4 million under certain circumstances specified in the Merger Agreement. The Guarantor has provided the Company with a guarantee in favor of the Company guaranteeing the payment of such $4 million termination fee and certain other monetary obligations that may be owed by Parent and/ or Merger Sub pursuant to the Merger Agreement.

          The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (“SEC”) from December 31, 2009 to the date of the Merger Agreement and (ii) confidential disclosures made to Parent and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement, (c) are subject to knowledge and materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.
          The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
          This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this filing include, among others: uncertainties as to the timing of the acquisition; the possibility that competing offers will be made; the possibility that various closing conditions for the acquisition may not be satisfied or waived, including that a governmental entity may prohibit or refuse to grant approval for the consummation of the acquisition; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.
Additional Information and Where to Find It
          In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Tollgrade Communications, Inc. Attn: Corporate Secretary, 3120 Unionville Road, Suite 400, Cranberry Township, PA 16066, telephone: (724) 720-1400, or from the Company’s website, http://www.tollgrade.com.
          The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2010, and in the proxy statement relating to the proposed Merger when it becomes available. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Amendment of Certain Pre-Existing Change in Control Obligations
          On February 20, 2011, the Company entered into an amendment to its agreement with Michael D. Bornak, the chief financial officer of the Company. The amendment eliminated the provision of the agreement requiring payments due under the agreement to be reduced to the maximum amount that could be paid to Mr. Bornak without incurring an excise tax on “excess parachute payments”, and added in its place a tax gross-up provision. Under the added provision, if payments made under the agreement or otherwise, including any payments, benefits, distributions and deemed amounts received under any other agreement or resulting from the acceleration of the vesting of any stock options or other equity-based incentive awards, were subject to the excise tax on “excess parachute payments”, an additional payment would be made to restore the after-tax payments to the same amount that Mr. Bornak would have retained if the excise tax had not been imposed. It is estimated that the tax gross-up amount payable to Mr. Bornak, assuming a termination of employment giving rise to payments under the agreement and otherwise immediately following the Merger, would be approximately $292,000.
          On the same date, the Company also entered into an amendment to its agreement with Edward H. Kennedy, the chief executive officer of the Company, which agreement already included a tax gross-up provision, for the purpose of clarifying the existing application of the tax gross-up provision in the agreement with respect to equity based awards. It is estimated that the tax gross-up amount payable to Mr. Kennedy, assuming a termination of employment giving rise to payments under the agreement and otherwise immediately following the Merger, would be approximately $1,110,000.
          The foregoing description of the amendments to the agreements is qualified in its entirety by reference to the actual amendments filed herewith as Exhibits 10.1 and 10.2, which are incorporated herein by reference.
Section 8 — Other Events
Item 8.01 Other Events.
          On February 22, 2011, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.
          The following exhibits are filed herewith:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 21, 2011, by and among Talon Merger Sub, Inc., a Pennsylvania corporation, Talon Holdings, Inc., a Delaware corporation, and Tollgrade Communications, Inc., a Pennsylvania corporation.

10.1	Second Amendment to Agreement, dated as of February 20, 2011, by and between Tollgrade Communications, Inc., a Pennsylvania corporation, and Michael D. Bornak.

10.2	First Amendment to Agreement, dated as of February 20, 2011, by and between Tollgrade Communications, Inc., a Pennsylvania corporation, and Edward H. Kennedy.

99.1	Press Release, dated February 22, 2011.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tollgrade Communications, Inc.

Date: February 25, 2011	By:	/s/ Jennifer M. Reinke

	Name:	Jennifer M. Reinke
	Title:	General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 21, 2011, by and among Talon Merger Sub, Inc., a Pennsylvania corporation, Talon Holdings, Inc., a Delaware corporation, and Tollgrade Communications, Inc., a Pennsylvania corporation.

10.1	Second Amendment to Agreement, dated as of February 20, 2011, by and between Tollgrade Communications, Inc., a Pennsylvania corporation, and Michael D. Bornak.

10.2	First Amendment to Agreement, dated as of February 20, 2011, by and between Tollgrade Communications, Inc., a Pennsylvania corporation, and Edward H. Kennedy.

99.1	Press Release, dated February 22, 2011.